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                                                       Registration No. 2-81536

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                             --------------------------

                         POST EFFECTIVE AMENDMENT NO. 4 TO
                                      FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------------

                              DRESSER INDUSTRIES, INC.
               (Exact name of Registrant as specified in its Charter)

                Delaware                               75-0813641
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                                2001 Ross Avenue
                               Dallas, Texas 75201
            (Address principal executive offices including zip code)

                             --------------------------

                  DRESSER INDUSTRIES, INC. STOCK PURCHASE PLAN
                            (Full title of the plan)

                             --------------------------

                                Rebecca R. Morris
                 Vice President-Corporate Counsel and Secretary
                            Dresser Industries, Inc.
                                2001 Ross Avenue
                               Dallas, Texas 75201
                     (Name and address of agent for service)

                                 (214) 740-6000
          (Telephone number, including area code, of agent for service)

                             --------------------------

                                EXPLANATORY STATEMENT

A total of 2,000,000 shares of common stock of Dresser Industries, Inc. (the "Company") were registered by Registration Statement on Form S-8, file No. 2-81536, to be issued in connection with the Dresser Industries, Inc. Stock Purchase Plan (the "SPP"). Approximately one million (999,859) shares of common stock of the Company which were registered in connection with the SPP have not been issued under the SPP and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at answers no. 89 and 90 in Section G- Securities Act Forms of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), 999,859 shares are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Plan. Subsequent to the transfer of the remaining unsold shares registered hereunder, it is the Company's intent to terminate Registration Statement No. 2-81536 by means of this Post-Effective Amendment
No. 4.

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                                       PART II

Item 3.  Incorporation of Documents by Reference.

The contents of Registration Statement on Form S-8 and Post Effective Amendments No. 1, No. 2 and No. 3, File No. 2-81536, are incorporated by reference herein.

Item 8.   Exhibits**
  5 Form of Opinion of Steve Barnett as to the legality of the Securities being registered. (Incorporated by reference to Exhibit 5.1 to Registrant's Registration Statement No. 2-81536 on Form S-8).

 23 Consent of Steve Barnett is contained in his opinion. (Incorporated by reference to Exhibit 24.1 to Registrant's Registration Statement
          No. 2-81536 on Form S-8).

*23.1     Consent of PricewaterhouseCoopers LLP

 24 Powers of Attorney. Power of Attorney for George H. Juetten filed herewith. (Incorporated by reference to Exhibit 24 to Registrant's
          Registration Statement No. 2-81536 on Form S-8 filed on November 12,
          1997.)

------------------
* Filed Herewith

**In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and an Internal Revenue Service ("IRS") determination letter than the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the Plan.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 1998.

                                       DRESSER INDUSTRIES, INC.

                                   By: /s/ KENNETH J. KOTARA
                                       ---------------------------------------
                                       Kenneth J. Kotara,
                                       Controller


     Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on September 22, 1998.

            SIGNATURE                                 TITLE
            ---------                                 -----
*WILLIAM E. BRADFORD                  Chairman of the Board, Chief Executive
-----------------------------------   Officer and Director (Principal Executive
(William E. Bradford, Director)       Officer)


*GEORGE H. JUETTEN                    Sr. Vice President and Chief Financial Officer
-----------------------------------   (Principal Financial Officer)
(George H. Juetten)


/s/KENNETH J. KOTARA                  Controller
-----------------------------------   (Principal Accounting Officer)
(Kenneth J. Kotara)


*SAMUEL B. CASEY, JR                  *J. LANDIS MARTIN
-----------------------------------   -----------------------------------------------
(Samuel B. Casey, Jr., Director)      (J. Landis Martin, Director)


*LAWRENCE S. EAGLEBURGER              *LIONEL H. OLMER
-----------------------------------   -----------------------------------------------
(Lawrence S. Eagleburger, Director)   (Lionel H. Olmer, Director)


*SYLVIA A. EARLE, PH.D.               *JAY A. PRECOURT
-----------------------------------   -----------------------------------------------
(Sylvia A. Earle, Ph.D., Director)    (Jay A. Precourt, Director)


*RAWLES FULGHAM                       *DONALD C. VAUGHN
-----------------------------------   -----------------------------------------------
(Rawles Fulgham, Director)            (Donald C. Vaughn, Director)


*JOHN A. GAVIN                        *RICHARD W. VIESER
-----------------------------------   -----------------------------------------------
(John A. Gavin, Director)             (Richard W. Vieser, Director)


*RAY L. HUNT
-----------------------------------
(Ray L. Hunt, Director)


*By: /s/Alice (Ande) Hinds
     ------------------------------
     Alice (Ande) Hinds
    (Attorney-In-Fact)

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                                INDEX TO EXHIBITS**

 Exhibit No.                             Description
 -----------                             ------------
         5    Form of Opinion of Steve Barnett as to the legality of the securities being registered. (Incorporated by reference to
              Exhibit 5.1 to Registrant's Registration Statement No. 2-81536
              on Form S-8).

        23 Consent of Steve Barnett is contained in his opinion. (Incorporated by reference to Exhibit 24.1 to Registrant's Registration Statement
              No. 2-81536 on Form S-8).

 *    23.1    Consent of PricewaterhouseCoopers LLP.

        24 Powers of Attorney. Power of Attorney for George H. Juetten filed herewith. (Incorporated by reference to Exhibit 24 to Registrant's
              Registration Statement No. 2-81536 on Form S-8 filed on
              November 12, 1997.)

--------------------
* Filed Herewith

**In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and an Internal Revenue Service ("IRS") determination letter than the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to maintain the qualified status of the Plan.